UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2012

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On November 9, 2012, Cricket Communications, Inc. (a wholly owned subsidiary of Leap Wireless International, Inc., “Cricket”) completed the redemption of all of its 10% Senior Notes due 2015 (the “Notes”). Cricket redeemed the Notes pursuant to their optional redemption provisions at a price of 105.000% of the principal amount of outstanding Notes, plus accrued and unpaid interest to, but not including, the redemption date. The total cash payment for the redemption was $324.5 million.

In connection with the completion of the redemption, the Indenture, dated as of June 25, 2008 among Cricket, the initial guarantors listed therein and Wells Fargo Bank, National Association, as trustee (“Wells Fargo”), governing the Notes has been satisfied and discharged in accordance with its terms, effective November 9, 2012. Wells Fargo also serves as trustee under the indenture governing Cricket’s 7.75% Senior Notes due 2020, and provides banking and other financial services to Cricket and its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: November 9, 2012	By:	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel